EXHIBIT 4.5

                                AMENDMENT NO. 16
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS SIXTEENTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated August 12, 2005 (the "Sixteenth Amendment"), is by and between Terry Byrne of Bartholomew International Investments Limited, Inc. (the "Consultant"), and Reality Wireless Networks, Inc., a Nevada corporation (the "Client").


                                    RECITALS


A. The Consultant and the Client entered into a Consulting Services Agreement dated July 5, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), obligating the Consultant to provide certain consulting services to the Client.

B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated September 25, 2003, a copy of which is attached hereto as Exhibit B (the "First Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

C. The Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated November 25, 2003, a copy of which is attached hereto as Exhibit C (the "Second Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

D. The Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit D (the "Third Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

E. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated April 12, 2004, a copy of which is attached hereto as Exhibit E (the "Fourth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

F. The Consultant and the Client entered into an Amendment No. 5 to Consulting Services Agreement dated May 14, 2004, a copy of which is attached hereto as Exhibit F (the "Fifth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

G. The Consultant and the Client entered into an Amendment No. 6 to Consulting Services Agreement dated June 14, 2004, a copy of which is attached hereto as Exhibit G (the "Sixth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

H. The Consultant and the Client entered into an Amendment No. 7 to Consulting Services Agreement dated November 10, 2004, a copy of which is attached hereto as Exhibit H (the "Seventh Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

I. The Consultant and the Client entered into an Amendment No. 8 to Consulting Services Agreement dated December 3, 2004, a copy of which is attached hereto as
Exhibit I (the "Eighth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

J. The Consultant and the Client entered into an Amendment No. 9 to Consulting Services Agreement dated December 16, 2004, a copy of which is attached hereto as Exhibit J (the "Ninth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

K. The Consultant and the Client entered into an Amendment No. 10 to Consulting Services Agreement dated February 17, 2005 a copy of which is attached hereto as Exhibit K (the "Tenth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

L. The Consultant and the Client entered into an Amendment No. 11 to Consulting Services Agreement dated March 30, 2005 a copy of which is attached hereto as Exhibit L (the "Eleventh Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

M. The Consultant and the Client entered into an Amendment No. 12 to Consulting Services Agreement dated May 19, 2005 a copy of which is attached hereto as Exhibit M (the "Twelfth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

N. The Consultant and the Client entered into an Amendment No. 13 to Consulting Services Agreement dated June 6, 2005 a copy of which is attached hereto as Exhibit N (the "Thirteenth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

O. The Consultant and the Client entered into an Amendment No. 14 to Consulting Services Agreement dated June 27, 2005 a copy of which is attached hereto as Exhibit O (the "Fourteenth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

P. The Consultant and the Client entered into an Amendment No. 15 to Consulting Services Agreement dated July 12, 2005 a copy of which is attached hereto as Exhibit P (the "Fifteenth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

Q. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services and to extend the term of the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement is deleted in its entirety and is hereby amended and replaced as follows:

"2. Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 3,000,000 shares of common stock of the Client. By amendment dated September 25, 2003, Client agrees to pay Consultant an additional 2,000,000 shares of common stock of the Client. By amendment dated November 25, 2003, Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client. By amendment dated March 15, 2004, Client agrees to pay Consultant an additional 20,000,000 shares of common stock of the Client. Shares issued pursuant to this Third Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant. By amendment dated April 12, 2004, Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client. By amendment dated May 14, 2004, Client agrees to pay Consultant an additional 20,000,000 shares of common stock of the Client. By amendment dated June14, 2004, Client agrees to pay Consultant an additional 6,864,530 shares of common stock of the Client. By amendment dated November 10, 2004, Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client. By amendment dated December 3, 2004, Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client. By amendment dated December 16, 2004, Client agrees to pay Consultant an additional 7,500,000 shares of common stock of the Client. By amendment dated February 17, 2005 Client agrees to pay Consultant an additional 12,250,000 shares of common stock of the Client. By amendment dated March 30, 2005 Client agrees to pay Consultant an additional 25,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated May 19, 2005 Client agrees to pay Consultant an additional 1,666,667 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated June 6, 2005 Client agrees to pay Consultant an additional 3,333,334 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated June 27, 2005 Client agrees to pay Consultant an additional 16,666,667 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated July 12, 2005 Client agrees to pay Consultant an additional 30,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated August 12, 2005 Client agrees to pay Consultant an additional 22,500,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Sixteenth Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."

B. Section 6(a) of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"6. Termination and Renewal.

(a)   Term.

      This Agreement shall become effective on the date appearing next to the signatures below and terminate twelve (12) months thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client or otherwise provided herein, any amendment to this Agreement shall automatically have the effect of extending the Term of the Agreement until the later of one hundred eighty (180) days following the original Term or for an additional one hundred eighty (180) days following the date of such amendment.


EXECUTED on the date first set forth above.

CLIENT:
         REALITY WIRELESS NETWORKS, INC.


By:
         ----------------------
         Name: Steve Careaga
         Its: CEO

CONSULTANT:
         BARTHOLOMEW INTERNATIONAL INVESTMENTS LIMITED, INC.


By:
         ---------------------
         Name: Terry Byrne